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                                                                Exhibit 99(c)



                             TXU US Holdings Company
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF PFO


         The undersigned, H. Dan Farell, Principal Financial Officer of TXU US Holdings Company (the "Company"), DOES HEREBY CERTIFY that:

      1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 15th day of May, 2003.





                                     /s/   H. Dan Farrell
                                     --------------------------------------
                                     Name: H. Dan Farell
                                     Title:Principal Financial Officer










    A signed original of this written statement required by Section 906 has been provided to TXU US Holdings Company and will be retained by TXU US Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.